UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/29/2005

CELLSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1730 Briercroft Court, Carrollton, Texas 75006
(Address of Principal Executive Offices, Including Zip Code)

(972)466-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Effective March 29, 2005, CellStar Corporation (the "Company") received a waiver and consent from the lenders under its domestic revolving credit facility (the "Facility") allowing the Company's Mexican operating subsidiary, Celular Express S.A. de C.V. ("Celex"), to enter into a proposed joint venture. Pursuant to the waiver and consent, the Company's lenders consented to the terms of the joint venture and waived compliance with certain sections of the Facility related to indebtedness, disposal of assets, guarantees, investments, and transactions with affiliates to permit Celex to enter into the joint venture. The Lenders consent to the terms of the joint venture and waive compliance as described above so long as the following conditions are satisfied: (i) no default or event of default exists at the time of the consummation of the joint venture transaction or would be caused thereby; (ii) the investment does not exceed amounts stipulated by the Lenders; (iii) the Company's guarantee of Celex's obligations related to the joint venture is unsecured and does not exceed amounts specified by the Lenders; and (iv) the material terms of the final documents related to the joint venture are substantially similar to those presented to the Lenders, the final documents are satisfactory to the Lenders, and the Agent for the Lenders shall have received duly executed copies of the final documents.

In addition, the Lenders waived a potential event of default related to the Company's failure to cause its independent public accountants to deliver a letter (the "Audit Letter") to the trustee pursuant to the Company's indenture (the "Indenture") for its 12% Senior Subordinated Notes due January 2007 (the "Subordinated Notes") confirming that their audit examination included a review of the terms of the Indenture and stating whether any default or event of default had come to their attention as required pursuant to the Indenture. To be effective, the waiver requires that (i) the Company shall cause the Audit Letter to be delivered on or before April 15, 2005; and (ii) the holders of the Subordinated Notes, or the trustee on behalf of the holders of the Subordinated Notes, shall not exercise any remedies against the Company or any of its subsidiaries who are borrowers with respect to the failure to deliver the Audit Letter, other than giving notice of default pursuant to the Indenture.

The waiver was executed by Wells Fargo Foothill, Inc., as agent and a lender, Fleet Capital Corporation, Textron Financial Corporation, and PNC National Bank Association, as lenders, and the Company and certain of its subsidiaries as borrowers, including CellStar, Ltd., National Auto Center, Inc., CellStar Financo, Inc., CellStar International Corporation/SA, CellStar Fulfillment, Inc., CellStar International Corporation/Asia, Audiomex Export Corp., NAC Holdings, Inc., CellStar Global Satellite Services, Ltd., and CellStar Fulfillment Ltd.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: April 04, 2005.	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
Chief Executive Officer